CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in each of the Statements of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 18, 2008 on Institutional Money Market Fund, Liquidity Money Market Fund, Munder Asset Allocation Fund – Balanced, Munder Bond Fund, Munder Cash Investment Fund, Munder Energy Fund, Munder Index 500 Fund, Munder International Equity Fund, Munder International Fund – Core Equity, Munder International Small-Mid Cap Fund, Munder Internet Fund, Munder Large-Cap Growth Fund, Munder Large-Cap Value Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Mid-Cap Value Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Small-Mid Cap 130/30 Fund, Munder Small-Cap Value Fund, Munder Small-Mid Cap Fund, Munder Tax-Free Money Market Fund, Munder Tax-Free Short & Intermediate Bond Fund, and Munder Technology Fund (the Funds constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2008.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

October 24, 2008